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                                                                    EXHIBIT 11.1

                      THE PMI GROUP, INC. AND SUBSIDIARIES

                COMPUTATION OF RESTATED NET INCOME PER SHARE (1)

                                                                                        Three Months Ended
                                                                                             March 31,
                                                                                  -----------------------------
(In thousands, except for per share data)                                             1999               1998
                                                                                  ----------         ----------
Basic net income per common share:

      Net income                                                                     $43,652            $45,768
      Average common shares outstanding                                               30,154             32,431
                                                                                  ----------         ----------

           Basic net income per common share                                         $  1.45            $  1.41
                                                                                  ==========         ==========

Diluted net income per common share:

      Net income                                                                     $43,652            $45,768
                                                                                  ----------         ----------
      Average common shares outstanding                                               30,154             32,431
      Net shares to be issued upon exercise of dilutive
         stock options after applying treasury stock method                               71                177
                                                                                  ----------         ----------
      Average shares outstanding                                                      30,225             32,608
                                                                                  ----------         ----------
           Diluted net income per common share                                       $  1.44            $  1.40
                                                                                  ==========         ==========
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(1) Restated to conform with Statement of Financial Accounting Standards
    No. 128, Earnings per Share.